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                                                                     Exhibit 5.1




                                                              FILE NO.:  48714.1



                                January 23, 1997



Board of Trustees
Innkeepers USA Trust
306 Royal Poinciona Way
Palm Beach, Florida  33400



                       Registration Statement on Form S-3
                     Relating to $250,000,000 Issue Amount
                           of Unallocated Securities


Ladies and Gentlemen:

                 We have acted as counsel to Innkeepers USA Trust, a Maryland real estate investment trust (the "Company"), in connection with the registration by the Company of an aggregate of $250,000,000 of its (i) preferred shares of beneficial interest, $0.01 par value per share ("Preferred Shares"), (ii) common shares of beneficial interest, $0.01 par value per share ("Common Shares"), and (iii) warrants to purchase Preferred or Common Shares ("Warrants") on terms to be determined at the time of sale (the Preferred Shares, Common Shares and Warrants are referred to collectively, as the "Securities"), as set forth in the Registration Statement on Form S-3 (the "Registration Statement") that is being filed on the date hereof with the Securities and Exchange Commission (the "Commission") by the Company pursuant to the Securities Act of 1933, as amended. The Securities are to be issued in one or more series and are to be sold from time to time as set forth in the Registration Statement, the Prospectus contained therein (the "Prospectus") and any amendments or supplements thereto.

         In rendering this opinion, we have relied upon, among other things, our examination of such records of the Company and





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certificates of its officers and of public officials as we have deemed necessary.

         Based upon the foregoing and the further qualifications stated below, we are of the opinion that:

         1. The Company is a real estate investment trust duly formed, validly existing and in good standing under the laws of the State of Maryland; and

         2. When (a) the terms of any class or series of the Securities have been authorized by appropriate corporate action of the Company and (b) the Securities have been issued and sold upon the terms and conditions set forth in the Registration Statement, the Prospectus and the applicable supplement to the Prospectus, then the Preferred Shares and the Common Shares will be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the statement made in reference to this firm under the caption "Legal Matters" in the Registration Statement.

                                       Very truly yours,

                                       /s/ Hunton & Williams





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